UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2026
___________
FERVO ENERGY COMPANY
(Exact Name of Registrant as Specified in Charter)

DE		001-43285	82-3168838
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
811 Main Street
Suite 1700
Houston,	TX		77002
(Address of principal executive offices)			(Zip Code)
(832) 554-3253
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FRVO	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On August 26, 2026, Cape Generating Station 6 LLC ("CGS 6"), a wholly owned subsidiary of Fervo Energy Company ("Fervo" or the "Company"), entered into a Power Purchase Agreement (the "PPA") with Google Energy LLC ("Google"), a subsidiary of Alphabet Inc., for the sale of energy products from a 396 MW enhanced geothermal systems (“EGS”) project located at Cape Station in Beaver County, Utah. The project will be delivered in four successive 99 MW sub-tranches with target commercial operation dates beginning in the third quarter of 2028. The PPA has a 15-year delivery term. Fervo has provided a parent company guaranty in support of CGS 6's obligations under the PPA, and Alphabet Inc. has provided a parent company guaranty in support of Google's obligations under the PPA.

In connection with the PPA, the Company has also agreed to offer Google a capacity expansion option of approximately 600 MW at Cape Station, such that total contracted enhanced geothermal capacity would be not less than approximately 950 MW, with a guaranteed commercial operation date no later than June 2030. Any capacity expansion is subject to Google’s acceptance of the offer and the negotiation of a mutually acceptable definitive agreement. If the Company does not make the required capacity expansion offer, the Company is obligated to reimburse Google for amounts previously paid by Google to CGS 6 in respect of deemed delivered energy under the PPA. The amount of any such reimbursement would depend on the volume of deemed delivered energy for which Google has made payment at the time the obligation arises and the difference between the market price and the PPA price, and is not currently estimable.

The project is being developed in a manner intended to utilize flexible power delivery pathways authorized under Utah Senate Bill 132 ("SB 132") but remains subject to receiving relevant regulatory approvals required under SB 132. Under the framework established by SB 132, it is anticipated that the Company's EGS, supplemented by additional energy resources, would deliver generating capacity through a closed private generation system, which may be configured for either front-of-the-meter or behind-the-meter interconnection to serve data center load subject to further engineering feasibility and agency approvals. The Company currently anticipates target commercial operation for this expanded delivery capability in the first half of 2030.

Cautionary Note Regarding Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the anticipated timing of commercial operation of the project and its sub-tranches, the expected nameplate generating capacity of the project and the contemplated capacity expansion at Cape Station, the potential development and configuration of power delivery pathways under SB 132, the anticipated structure and availability of a closed private generation system, the Company's ability to satisfy applicable permitting, interconnection, and regulatory requirements and approvals, and the Company's expectations regarding the reimbursement obligations described herein. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks related to the development and construction of enhanced geothermal systems, regulatory and permitting uncertainties, the ability to achieve commercial operation by target dates, changes in law or regulation (including with respect to SB 132), counterparty performance risk, interconnection and transmission availability, general market and economic conditions, and other risks and uncertainties, including those set forth under "Risk Factors" in the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 13, 2026. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

A copy of the press release issued by the Company in connection with the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of the Company, dated September 1, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERVO ENERGY COMPANY

Date:	September 1, 2026
		By:	/s/ David Ulrey
		Name:	David Ulrey
		Title:	Chief Financial Officer